Exhibit 4.3

ARRIS GROUP, INC.
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

INDENTURE
Dated as of November [ ], 2006

$225,000,000 Principal Amount
[ ]% Convertible Senior Notes due 2026

CROSS-REFERENCE TABLE

Indenture
TIA Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10; 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(B)
(b)	7.05; 11.02
(c)	7.01(A)
(d)	7.01(C)
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

i

Page
11.15. No Personal Liability of Directors, Officers, Employees or Stockholders	77
11.16. Force Majeure	77

Exhibit A	—	Form of Global Security

Exhibit B	—	Form of Legend for Global Security

     INDENTURE, dated as of November [ ], 2006, between ARRIS Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York Trust Company, N.A., national association as trustee (the “Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s [ ]% Convertible Senior Notes due 2013 (the “Securities”).
I. DEFINITIONS AND INCORPORATION BY REFERENCE
1.01. DEFINITIONS.
     “Affiliate” means, with respect to a specified person, any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.
     “Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.
     “Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in Section 10.01(A)(ii).
     “Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
     “Closing Sale Price” on any date means the price of a share of Common Stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the U.S. principal national or regional securities exchange on which the Common Stock is listed; or (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC or a similar organization; provided, however, that in the absence of any such report or quotation, the Closing Sale Price shall be deemed to be such price as the Company shall reasonably determine as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of Common Stock.
     “Common Stock” means the common stock, $0.01 par value per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.
     “Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.
     “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.
     “Company Order” or “Company Request” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Conversion Price” means, as of any date of determination, a dollar amount equal to dividing one thousand dollars ($1,000) divided by the Conversion Rate in effect on such date.
     “Conversion Rate” shall initially be [ ] shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.
     “Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

     “Depositary” means The Depository Trust Company, its nominees and successors.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including an underwriting agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Issue Date” means November [ ], 2006.
     “Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change that occurs prior to November 15, 2013.
     “Market Disruption Event” means (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence, prior to 1:00 p.m. on any day during which trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading, for an aggregate of at least thirty (30) minutes, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity Date” means November 15, 2026.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Officer’s Certificate” means a certificate signed by one Officer of the Company.
     “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.
     “Option” means the Underwriters’ option to acquire up to $33,750,000 aggregate principal amount of additional Securities (“Additional Securities”) as provided for in the Underwriting Agreement.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
     “Prospectus Supplement” means the final Prospectus Supplement of the Company, dated November [ ], 2006, relating to the Securities.
     “Purchase Notice” means a Purchase Notice in the form set forth in the Securities.
     “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Rights Agreement” means that certain Rights Agreement between the Company and The Bank of New York, as rights agent, dated October 3, 2002, as the same may be amended, supplemented or superseded.
     “SEC” means the Securities and Exchange Commission.
     “Securities” or “Security” means the [ ]% Convertible Senior Notes due 2013 issued by the Company pursuant to this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
     “Securities Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.
     “Significant Subsidiary” with respect to any person means any “subsidiary” (as defined in Rule 1-02(x) of Regulation S-X under the Securities Act) of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
     “Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.
     “Trading Day” means any day during which: (i) trading in the Common Stock generally occurs on the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading; and (ii) there is no Market Disruption Event.
     “Trading Price” means, on any day, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such day, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if the Bid Solicitation Agent cannot reasonably obtain at least one (1) such bid, or if, in the reasonable, good faith judgment of the Company, the bid quotation or quotations that the Bid

Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such day shall be deemed to be equal to 98% of the product of (I) the Conversion Rate in effect on such day and (II) the Closing Sale Price on such day.
     “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.
     “Underwriters” means UBS Securities LLC and Deutsche Bank Securities Inc.
     “Underwriting Agreement” means the Underwriting Agreement dated November [ ], 2006 among the Company and the Underwriters.
     “Voting Stock” of any Person means the total outstanding voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.
1.02. OTHER DEFINITIONS.

Term	Defined in Section
“Additional Securities”	1.01
“Aggregate Amount”	10.05(e)
“Applicable Price”	10.14(C)
“Bankruptcy Law”	6.01
“Business Day”	11.07
“Cash Percentage”	10.02(A)
“Cash Percentage Notice”	10.02(A)
“Cash Settlement Averaging Period”	10.02(B)
“Change in Control”	3.09(K)(i)
“Collective Election”	10.11
“Conversion Agent”	2.03
“Conversion Date”	10.02(A)
“Conversion Notice”	10.02(A)
“Conversion Value”	10.01(A)(ii)
“Cross Default Threshold”	6.01(vi)
“current market price”	10.05(g)
“Custodian”	6.01
“Daily Conversion Value”	10.02(B)
“Daily Settlement Amount”	10.02(A)
“Daily Share Amount”	10.02(A)(ii)
“Effective Date”	10.14(B)
“Event of Default”	6.01
“Ex Date”	10.05
“Expiration Date”	10.05(e)

Term	Defined in Section
“Expiration Time”	10.05(e)
“Fundamental Change”	3.09(K)
“Fundamental Change Notice”	3.09(B)
“Fundamental Change Repurchase Date”	3.09(A)
“Fundamental Change Repurchase Price”	3.09(A)
“Fundamental Change Repurchase Right”	3.09(A)
“Global Security”	2.01
“Judgment Default Threshold”	6.01(vii)
“Legal Holiday”	11.07
“Listed Stock Business Combination”	3.09(K)(i)(c)(2)
“Make-Whole Applicable Increase”	10.14(B)
“Make-Whole Conversion Period”	10.14(A)
“Make-Whole Consideration”	10.14(A)
“Notice of Default”	6.01
“Note Measurement Period”	10.01(A)(ii)
“Participants”	2.15(A)
“Paying Agent”	2.03
“Physical Securities”	2.01
“Principal Return”	10.02(A)(i)
“Purchase Offer”	3.08(A)(ii)
“Purchased Shares”	10.05(e)
“record date”	10.05
“Redemption Price”	3.01
“Reference Property”	10.11
“Registrar”	2.03
“Relevant Date”	10.02(C)
“Repurchase Date”	3.08(A)(ii)
“Repurchase Notice”	3.08(A)(ii)
“Repurchase Price”	3.08(A)(ii)
“Repurchase Upon Fundamental Change”	3.09(A)
“Spin-Off”	10.05(c)
“Termination of Trading”	3.09(K)(ii)
“Trading Price Condition”	10.01(A)(ii)
“Trigger Event”	10.05(c)
“Underlying Shares”	10.05(b)
“Volume-Weighted Average Price”	10.02(B)
1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;
“indenture securities” means the Securities;
“indenture security holder” means a Securityholder or a Holder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the indenture securities means the Company or any successor.
     All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.
1.04. RULES OF CONSTRUCTION.
     Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;
     (iii) “or” is not exclusive;
     (iv) “including” means “including without limitation”;
     (v) words in the singular include the plural and in the plural include the singular;
     (vi) provisions apply to successive events and transactions;
     (vii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and
     (viii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.
II. THE SECURITIES
2.01. FORM AND DATING.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, provided such notations, legends or endorsements are in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication.

     Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or a nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $225,000,000 (or $258,750,000 if the Underwriters elect to purchase all of the Additional Securities pursuant to the Option).
     Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”).
2.02. EXECUTION AND AUTHENTICATION.
     One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.
     A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.
     A Security shall not be valid until duly authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $225,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officer’s Certificate stating that the Underwriters have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $33,750,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officer’s Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $225,000,000 except as provided in this Section 2.02.
     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.
     If a written order of the Company pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 11.04 hereof and need not be accompanied by an Opinion of Counsel.
     The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.
     The Company shall maintain, or shall cause to be maintained, (i) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
     The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.
     The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.
2.04. PAYING AGENT TO HOLD MONEY IN TRUST.
     Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.
2.05. SECURITYHOLDER LISTS.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders appearing in the security register of the Registrar.
2.06. TRANSFER AND EXCHANGE.
     Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unrepurchased portion of Securities being repurchased in part.
     No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 9.05 or 10.02, or Article III, not involving any transfer.
2.07. REPLACEMENT SECURITIES.
     If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss which any of them may suffer if such Security is replaced.

     In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.
     Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.
2.08. OUTSTANDING SECURITIES.
     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.
     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.
     If the Paying Agent (other than the Company) holds on a Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be purchased or paid upon Repurchase Upon Fundamental Change or on the Maturity Date, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change or on the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.
     If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.
2.09. SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.
     In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent,

Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may conclusively rely on an Officer’s Certificate.
2.10. TEMPORARY SECURITIES.
     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.
2.11. CANCELLATION.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities, and certification of such disposal shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.
2.12. DEFAULTED INTEREST.
     If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company shall pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such special record date and the related payment date. At least fifteen (15) calendar days before any special record date, the Company shall mail to Securityholders a notice that states such special record date, the related payment date and amount of defaulted interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.
2.13. CUSIP NUMBERS.
     The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
2.14. DEPOSIT OF MONEYS.
     Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date or Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be.
2.15. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.
     (A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear the legend as set forth in Section 2.17.
     Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing.
     (C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
     (D) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (E) Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depositary.
2.16. SPECIAL TRANSFER PROVISIONS.
     (A) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (B) General. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (C) Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).
2.17. LEGENDS.
     Each Global Security shall bear the legend as set forth in Exhibit B.
2.18. RANKING.
     The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.
III. REDEMPTION AND REPURCHASE
3.01. RIGHT TO REDEEM; NOTICE TO TRUSTEE.
     The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after November 15, 2013, at a price (the “Redemption Price”), payable in cash, equal to 100% of the principal amount of the Securities to be redeemed (without premium or penalty), plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided however that if the Redemption Date falls after a record date and on or prior to the corresponding interest payment date, the Company shall pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date, and the Redemption Price will not include any accrued and unpaid interest.
     If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee at least 45 days prior to the Redemption Date, as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the principal amount of Securities to be redeemed.
3.02. SELECTION OF SECURITIES TO BE REDEEMED.
     If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000 principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be taken from the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.
3.03. NOTICE OF REDEMPTION.
     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.
     The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) the then-current Conversion Rate;
     (iv) the name and address of each Paying Agent and Conversion Agent;
     (v) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
     (vi) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth Article X and in Paragraph 8 of the Securities;
     (vii) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and subject to the provisions of Sections 3.01 and 3.04, the only remaining right of the

Holder shall be to receive payment of the Redemption Price upon presentation and surrender to a Paying Agent of the Securities; and
     (viii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.
     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (a) through (h) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.
3.04. EFFECT OF NOTICE OF REDEMPTION.
     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid in cash at the Redemption Price provided however that if the Redemption Date falls after a record date and on or prior to the corresponding interest payment date, the Company shall pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date, and the Redemption Price will not include any accrued and unpaid interest. The Company shall make at least 14 semi-annual interest payments (including the interest payment on May 15, 2007) on the Securities before it can redeem the Securities pursuant to this Article 3.
3.05. DEPOSIT OF REDEMPTION PRICE.
     Prior to 11:00 A.M., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.
     If a Paying Agent holds on a Redemption Date cash sufficient to pay the Redemption Price payable on that date, then on and after such Redemption Date,

such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest (if any) on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.
3.06. SECURITIES REDEEMED IN PART.
     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without charge, a new Security or Securities of authorized denominations as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.
3.07. NO REDEMPTION OF SECURITIES UPON OCCURRENCE OF ACCELERATION.
     Notwithstanding anything herein to the contrary, the Company will not redeem any Securities on any date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities).
3.08. REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS.
     (A) Optional Put.
          (i) Securities shall be repurchased by the Company, at the option of the Holder thereof, on November 15, 2013, November 15, 2016 and November 15, 2021 (each, a “Repurchase Date”), at a repurchase price in cash equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any to, but excluding, such Repurchase Date (the “Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(a)(iii), provided, however, that any such accrued and unpaid interest, if any, will be paid not to the Holder submitting the Security for repurchase on the relevant Repurchase Date but instead to the Holder of record at the close of business on the corresponding record date.
          (ii) No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right under Section 3.08(a)(i) (a “Purchase Offer”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of notice to be completed by the Holder and returned to the Company in the event that the Holder elects such right to such repurchase (the “Repurchase Notice”) and shall briefly state, as applicable:
     (1) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;
     (2) the Repurchase Date;
     (3) the Repurchase Price;
     (4) the name and address of the Paying Agent and the Conversion Agent;
     (5) the Conversion Rate;
     (6) that the Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article X only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (7) that the Securities must be surrendered to the Paying Agent to collect payment;
     (8) that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security;
     (9) the procedures the Holder must follow to exercise its put right under this Section 3.08(a);
     (10) the conversion rights, if any, of the Securities;
     (11) the procedures for withdrawing a Repurchase Notice;
     (12) that, unless the Company defaults in making payment of such Repurchase Price, interest, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and
     (13) the CUSIP number(s) of the Securities.
     At the Company’s request, the Trustee shall give the Purchase Offer in the Company’s name and at the Company’s expense; provided, however, that the

Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Purchase Offer must be given to the Holder in accordance with this Section 3.08(a)(ii); provided, further, that the text of the Purchase Offer shall be prepared by the Company.
          (iii) A Holder may exercise its right specified in Section 3.08(a)(i) upon delivery of a properly completed Repurchase Notice to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, stating:
     (1) the certificate number (if in certificated form) of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Physical Securities have not been issued;
     (2) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 principal amount; and
     (3) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.
     The book-entry transfer or delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.08(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.08(a), a portion of a Security, so long as the principal amount of such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08(a)(iii) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.08(b).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     (B) Effect of Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.08(a)(iii), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder on the later of (1) the Repurchase Date with respect to such Security (provided the conditions in Section 3.08(a)(iii) have been satisfied) and (2) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a)(iii). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article X on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.
     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:
          (i) the Holder’s name and an election to withdraw such Repurchase Notice;
          (ii) the certificate number (if in certificated form) or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;
          (iii) the principal amount of the Security (which must be in an integral multiple of $1,000 principal amount) with respect to which such notice of withdrawal is being submitted; and
          (iv) the principal amount (which must be in an integral multiple of $1,000 principal amount), if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
     (C) Deposit of Repurchase Price. Prior to 11:00 A.M., New York City time, on the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Repurchase Date.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Repurchase Date, cash sufficient to pay the Repurchase Price of any Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 3.08(b), then, on and after such Repurchase Date, such Securities will cease to be outstanding and interest, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities, together with any necessary endorsement) and the repurchased Securities shall be cancelled.
     (D) Securities Repurchased in Part. Any Physical Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.
     (E) Covenant to Comply with Securities Laws upon Repurchase of Securities. When complying with the provisions of Section 3.08(a) hereof, and subject to any exemptions available under applicable law, the Company shall:
          (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;
          (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and
          (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified therein.
     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.08, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.08.
     (F) Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed for two years, together with interest, if any, thereon, held by it for the payment of the Repurchase Price; provided, however, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08(c) exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.
     (G) No Repurchase Upon Acceleration. Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.08 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Securities).
3.09. REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.
     (A) In the event any Fundamental Change shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice is mailed in accordance with Section 3.09(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:
          (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
     (a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;
     (b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in Section 3.09 of this Indenture; and

          (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;
provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.
     If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.
     Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.
     Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(B)(xi).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.
     (B) Within ten (10) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly release, through a reputable national newswire service, and publish on its website, such Fundamental Change Notice.
     Each Fundamental Change Notice shall state:

          (i) the events causing the Fundamental Change;
          (ii) the date of such Fundamental Change;
          (iii) the Fundamental Change Repurchase Date;
          (iv) the date by which the Fundamental Change Repurchase Right must be exercised;
          (v) the Fundamental Change Repurchase Price;
          (vi) the names and addresses of the Paying Agent and the Conversion Agent;
          (vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;
          (viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities (together with all necessary endorsements) must be surrendered for payment of the Fundamental Change Repurchase Price;
          (ix) that the Fundamental Change Repurchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above;
          (x) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a record date for the payment of an installment of interest and on or before the related interest payment date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;
          (xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof;
          (xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;
          (xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and
          (xiv) the CUSIP number or numbers, as the case may be, of the Securities.
     At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.
     No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.
     (C) Subject to the provisions of this Section 3.09, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent.
     (D) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental

Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
     (E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.09, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a record date for the payment of an installment of interest and on or before the related interest payment date, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.
     (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.09 may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.
     (G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.
     (H) Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.
     (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.09 on a Fundamental Change Repurchase Date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective

Holders thereof any Securities held by it during the continuance of such an acceleration.
     (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.
     (K) As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”
          (i) A “Change in Control” shall be deemed to have occurred at such time as:
          (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock; or
          (b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or
          (c) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:
               (1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

     (2) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible solely (except as to any cash payments for the Principal Return, and cash in lieu of fractional shares, due upon conversion) into such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or
     (d) the following persons cease for any reason to constitute a majority of the Board of Directors:
     (1) individuals who on the Issue Date constituted the Board of Directors; and
     (2) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office, or by a nominating committee thereof consisting of directors, either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or
     (e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.
     (ii) A “Termination of Trading” shall be deemed to occur if the Common Stock (or other common stock into which the Securities are then convertible if we do not deliver solely cash to the extent the daily conversion value on any trading day during the cash settlement averaging period exceeds $50) is not listed for trading on a U.S. national securities exchange.
IV. COVENANTS
4.01. PAYMENT OF SECURITIES.
     The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds

(or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than two million dollars ($2,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of two million dollars ($2,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.
     The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.
4.02. MAINTENANCE OF OFFICE OR AGENCY.
     The Company will maintain, or cause to be maintained, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee. The Company will maintain, or cause to be maintained, in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.
4.03. ANNUAL REPORTS.
     The Company shall deliver to the Trustee, no later than the date such report is required to be filed with the SEC pursuant to the Exchange Act a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon request, any Holder on or prior to the date the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports filed with the SEC and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificates).
4.04. COMPLIANCE CERTIFICATE.
     The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, a certificate of two (2) or more Officers stating whether or not the signatories to such Officer’s Certificate have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.
4.05. STAY, EXTENSION AND USURY LAWS.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
4.06. CORPORATE EXISTENCE.
     Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.
4.07. NOTICE OF DEFAULT.
     Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.
4.08. FURTHER INSTRUMENTS AND ACTS.
     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
V. SUCCESSORS
5.01. WHEN COMPANY MAY MERGE, ETC.
     The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.
5.02. SUCCESSOR SUBSTITUTED.
     Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.
VI. DEFAULTS AND REMEDIES
6.01. EVENTS OF DEFAULT.
     An “Event of Default” occurs if:
     (i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether on the Maturity Date, on a Redemption Date; on a Repurchase Date, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;
     (ii) the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;
     (iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;
     (iv) the Company fails to timely provide a Repurchase Notice, fails to timely provide a Fundamental Change Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 10.14(D);
     (v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

     (vi) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness, in the aggregate principal amount then outstanding of twenty million dollars ($20,000,000) or more (the “Cross-Default Threshold”), or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;
     (vii) the Company or any of its Subsidiaries fails, within thirty (30) days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds twenty million dollars ($20,000,000) (the “Judgment Default Threshold”), which are not stayed on appeal;
     (viii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:
     (a) commences a voluntary case,
     (b) consents to the entry of an order for relief against it in an involuntary case,
     (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (d) makes a general assignment for the benefit of its creditors; or
     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (a) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

     (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or
     (c) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (a), (b) and (c), of this Section 6.01(ix), the order or decree remains unstayed and in effect for at least thirty (30) consecutive days.
     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.
6.02. ACCELERATION.
     If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.
     The sole remedy for any breach of the Company’s obligations under Section 4.03 or under Section 314(a)(1) of the TIA shall be the payment of liquidated damages in the form of additional interest and a reduction in the Cross-Default Threshold and the Judgment Default Threshold as described in the last sentence of this paragraph, and Holders will not have any right under this Indenture to declare the Securities immediately due and payable pursuant to Section 6.02 as a result of any such breach. If a breach of the Company’s obligations under Section 4.03 or under Section 314(a)(1) of the TIA continues for 90 calendar days after notice thereof is given in the same manner as described in the last paragraph of Section 6.01, the Company shall pay liquidated damages in the form of additional interest to all Holders of the Securities at a rate per annum equal to 0.50% per annum of the Securities’ principal amount from the 90th day following such notice until such breach is cured, and until such breach is cured, the Cross-Default Threshold and the Judgment Default Threshold shall be reduced to $5,000,000.
6.03. OTHER REMEDIES.
     Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, and a Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04. WAIVER OF PAST DEFAULTS.
Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, in the payment of the Redemption Price, in the payment of the Repurchase Price or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Repurchase Upon Fundamental Change, upon a repurchase on a Repurchase Date or upon redemption on a Redemption Date), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.
6.05. CONTROL BY MAJORITY.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.
6.06. LIMITATION ON SUITS.
     Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:
     (i) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

     (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;
     (iv) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and
     (v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
     Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.
6.08. COLLECTION SUIT BY TRUSTEE.
     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.
6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.
     The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
6.10. PRIORITIES.
     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
     First: to the Trustee for amounts due under Section 7.07;
     Second: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and
     Third: the balance, if any, to the Company.
     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.
6.11. UNDERTAKING FOR COSTS.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

VII. TRUSTEE
7.01. DUTIES OF TRUSTEE.
     (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (B) Except during the continuance of an Event of Default:
     (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.
     (E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Company or as required by law and shall be invested by the Trustee pursuant to the written instructions of the Company reasonably satisfactory to the Trustee.
     (F) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
7.02. RIGHTS OF TRUSTEE.
     (A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. If however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
     (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.
     (D) The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
     (F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.
     (G) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(i) or (ii) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).
     (H) Subject to Section 7.01(A), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (J) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
7.03. INDIVIDUAL RIGHTS OF TRUSTEE.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.
7.04. TRUSTEE’S DISCLAIMER.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities. The Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.
7.05. NOTICE OF DEFAULTS.
     If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.
7.06. REPORTS BY TRUSTEE TO HOLDERS.
     Within sixty (60) days after each November 15, beginning with November 15, 2007, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such November 15 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).
     A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.
7.07. COMPENSATION AND INDEMNITY.
     The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.
     The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder or in connection with enforcing the provisions of this Section 7.07, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

     The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
7.08. REPLACEMENT OF TRUSTEE.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10;
     (ii) the Trustee is adjudged a bankrupt or an insolvent;
     (iii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.
7.10. ELIGIBILITY; DISQUALIFICATION.
     There shall at all times be a Trustee hereunder which (A) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (B) is authorized under such laws to exercise corporate trustee power, (C) is subject to supervision or examination by federal or state authorities and (D) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).
7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
     The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
VIII. DISCHARGE OF INDENTURE
8.01. TERMINATION OF THE OBLIGATIONS OF THE COMPANY.
     This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable on the Maturity Date, upon a repurchase on a Repurchase Date or upon redemption on a Redemption Date or upon Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates), cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) on the Maturity Date or a Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 3.09, 4.01, 4.02, 4.05, 7.07 and 7.08 and Articles VIII and X, shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.
8.02. APPLICATION OF TRUST MONEY.
     The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.
8.03. REPAYMENT TO COMPANY.
     The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.
8.04. REINSTATEMENT.
     If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
IX. AMENDMENTS
9.01. WITHOUT CONSENT OF HOLDERS.
     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:
     (i) to comply with Sections 5.01 and 10.11;
     (ii) to secure the obligations of the Company in respect of the Securities;
     (iii) [to have a third-party guarantee the Securities;]
     (iv) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and
     (v) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.
     In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any Holder in any respect or (ii) to conform the Indenture or the Securities to the description thereof contained in the Prospectus Supplement under the caption “Description of notes.”
9.02. WITH CONSENT OF HOLDERS.
     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

     (a) change the Maturity Date of the principal of, or the payment date of any installment of interest on, any Security;
     (b) reduce the principal amount of, or any premium or interest on, any Security;
     (c) change the place, manner or currency of payment of principal of, or any premium or interest on, any Security;
     (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;
     (e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;
     (f) modify the provisions of Section 2.18 in a manner adverse to Holders;
     (g) adversely affect the right of Holders to convert Securities in accordance with this Indenture;
     (h) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;
     (i) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or
     (j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.
     Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
9.03. COMPLIANCE WITH TRUST INDENTURE ACT.
     Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.
9.04. REVOCATION AND EFFECT OF CONSENTS.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
     Nothing in this Section 9.04 shall impair the Company’s rights pursuant Section 9.01 to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, such Section 9.01.
9.05. NOTATION ON OR EXCHANGE OF SECURITIES.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06. TRUSTEE PROTECTED.
     The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.
9.07. EFFECT OF SUPPLEMENTAL INDENTURES.
     Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Securities shall be bound thereby.
X. CONVERSION
10.01. CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.
     (A) Subject to the provisions of Article III, the Securities shall be convertible into cash and, if applicable, shares of Common Stock, cash or a combination thereof, at the Company’s election, as set forth in Section 10.02, in accordance with this Article X and as set forth below if any of the following conditions are satisfied:
     (i) Conversion Based on Closing Sale Price of Common Stock. Prior to November 15, 2025 or earlier redemption, repurchase on a Repurchase Date or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock, cash or a combination thereof, at the Company’s election, as set forth in Section 10.02, during any calendar quarter after the calendar quarter ending December 31, 2006 (and only during such calendar quarter), if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i), the Board of Directors shall, in its good faith determination, make appropriate adjustments to the Closing Sale Prices and/or the Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.
     (ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to November 15, 2025 or earlier redemption, repurchase on a Repurchase Date or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock, cash or a combination thereof, at the Company’s election, as set forth in Section 10.02, during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety eight percent (98%) of the average Conversion Value per $1,000 principal amount of Securities during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price of the Securities unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least five million dollars ($5,000,000) in aggregate principal amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety eight percent (98%) of the product of the Conversion Value per $1,000 principal amount of Securities. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.
     (iii) Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(b), 10.05(c), 10.05(d) or 10.05(e), the Securities may, prior to November 15, 2025 or earlier redemption, repurchase on a Repurchase Date, Repurchase Upon Fundamental Change, be surrendered for conversion into cash and, if applicable, shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in

Section 10.05(g)) of the applicable transaction or until the Company announces that such transaction will not take place.
     (iv) Conversion Upon Occurrence of Certain Corporate Transactions. If either:
     (a) a Fundamental Change or a Make-Whole Fundamental Change occurs; or
     (b) the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, the Securities may, prior to November 15, 2025 or earlier Repurchase Upon Fundamental Change, be surrendered for conversion into cash and, if applicable, shares of Common Stock, cash or a combination thereof, at the Company’s election, as set forth in Section 10.02, at any time during the period that begins on, and includes, the date that is thirty (30) Business Days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in Section 10.01(C)) and ends on, and includes, the date that is thirty (30) Business Days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion into cash and, if applicable, shares of Common Stock, cash or a combination thereof, at the Company’s election, as set forth in Section 10.02, at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.
     (v) Conversion Upon Redemption. Prior to November 15, 2025, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock, cash or a combination thereof, at the Company’s election, as section forth in Section 10.02 if the Securities have been called for redemption, at any time on or after the date on which a notice of redemption referred to in Section 3.03 of this Indenture has been given until the close of business on the Business Day immediately preceding the Redemption Date;
     (vi) Conversion during Specified Periods. The Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock, cash or a combination thereof, at the Company’s election, as section forth in Section 10.02 (A) at any time from, and including,

October 15, 2013 to, and including, November 15, 2013, and (B) at any time from, and including, November 15, 2025 to, and including, the close of business on the Business Day immediately preceding November 15, 2026.
Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.
     (B) The initial Conversion Rate shall be [ ] shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.05 through 10.14.
     (C) Whenever any event described in Section 10.01 shall occur which shall cause the Securities to become convertible as provided in this Article X, the Company shall promptly deliver, in accordance with Section 11.02, written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the Business Day following the date the Securities shall become convertible as provided in this Article X as a result of such event (or, in the case of a Fundamental Change, a Make-Whole Fundamental Change or a consolidation, merger or binding share exchange to which the Company is a party and pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, no later than the thirtieth (30th) Business Day prior to the date originally announced by the Company as the anticipated effective date of such transaction), publicly announce, through a reputable national newswire service, and publish on its website, that the Securities have become convertible. Such written notice and public announcement shall include:
     (i) a description of such event;
     (ii) a description of the periods during which the Securities shall be convertible as provided in this Article X as a result of such event;
     (iii) the anticipated effective date and the Ex Date of such event, if applicable; and
     (iv) the procedures Holders must follow to convert their notes in accordance with this Article X, including the name and address of the Conversion Agent.
     (D) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

10.02. CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.
     (A) To convert a Security, the Securities must be convertible pursuant to Section 10.01. To convert a Security, a Holder must (1) complete and sign the conversion notice, with appropriate signature guarantee, on the back of the Security (the “Conversion Notice”), (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with Section 10.02(D) and (5) pay any tax or duty if required pursuant to Section 10.03. The date on which a Holder satisfies all the requirements for conversion set forth in this Article X is referred to as the “Conversion Date.” Upon conversion of a Holder’s Security, the Company shall deliver, through the Conversion Agent, for each $1,000 principal amount being converted, an amount of cash and a number of shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Cash Settlement Averaging Period. The “Daily Settlement Amount” for each Trading Day during the Cash Settlement Averaging Period shall consist of:
     (i) cash (the “Principal Return” for such Trading Day) equal to the lesser of $50 and the Daily Conversion Value; and
     (ii) to the extent the Daily Conversion Value exceeds $50, and subject to the immediately succeeding paragraph, a number of shares of Common Stock (the “Daily Share Amount”) equal to (x) the excess of the Daily Conversion Value over $50, divided by (y) the Volume-Weighted Average Price of the Common Stock on that Trading Day (provided, however, that the Company shall deliver cash in lieu of any fractional shares of Common Stock based on the Volume-Weighted Average Price per share of the Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period).
     By the close of business on the Business Day prior to the first scheduled Trading Day of the applicable Cash Settlement Averaging Period, the Company may specify a percentage of the Daily Share Amount that will be settled in Cash (the “Cash Percentage”) and will notify the Securityholder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). If the Company elects to specify a Cash Percentage, (x) the amount of Cash that the Company will deliver pursuant to clause (A)(ii) of Section 10.02 in respect of each Trading Day in the applicable Cash Settlement Averaging Period will equal the product of: (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day, and (iii) the Volume-Weighted Average Price of the Common Stock for such Trading Day and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the applicable Cash Settlement Averaging Period (in lieu of the full Daily Share Amount for such Trading Day pursuant to clause (A)(ii) above) will be a percentage of the Daily Share Amount equal to

100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the close of business on the Trading Day prior to the first scheduled Trading Day of the applicable Cash Settlement Averaging Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Cash Settlement Averaging Period with shares of Common Stock; provided, however, that the Company will pay cash in lieu of fractional shares otherwise issuable upon conversion of such Security, pursuant to Section 10.02(A)(ii). The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by the close of business on the Business Day prior to the scheduled first Trading Day of the applicable Cash Settlement Averaging Period.
     The Company shall deliver the aggregate amount of cash, and the aggregate number of shares of Common Stock, if any, due upon conversion of any Security as soon as practicable, but in no event more than three Business Days after the last Trading Day in the relevant Cash Settlement Averaging Period, subject to the provisions set forth in Section 10.14(F); provided, however, that any Make-Whole Consideration payable pursuant to Section 10.14 shall be delivered by the Company within the time period specified in Section 10.14(G).
     (B) “Cash Settlement Averaging Period” shall mean, with respect to a Security that is tendered for conversion in accordance with this Article X, the twenty (20) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the Conversion Date for such Security; provided, however, that if such Conversion Date is on or after the twenty third (23rd) scheduled Trading Day prior to the Maturity Date, then the Cash Settlement Averaging Period with respect to such conversion shall be the twenty (20) consecutive Trading-Day period that begins on and includes the twentieth (20th) scheduled Trading Day prior to the Maturity Date.
     “Daily Conversion Value” shall mean, with respect to a Trading Day, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.
     “Volume-Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page ARRS <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.
     (C) With respect to a conversion of a Security pursuant hereto, at and after the close of business on the last Trading Day (the “Relevant Date”) of the Cash Settlement Averaging Period applicable to such conversion, the person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company; provided, however, that if any such shares of Common Stock constitute Make-Whole Consideration, then the Relevant Date with respect to such shares that constitute Make-Whole Consideration shall instead be deemed to be the later of (1) the last Trading Day of the Cash Settlement Averaging Period applicable to such conversion and (2) the Effective Date of the applicable Make-Whole Fundamental Change. On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.
     (D) Except as provided in this Article X, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion and such accrued interest shall be deemed to be paid in full rather than cancelled, extinguished or forfeited upon delivery of the consideration due upon such conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such interest payment date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that either (i) pursuant to Section 3.03, the Company has specified a Redemption Sate that is after a record date for the payment of an install of interest but on or prior to the related interest payment date or (ii) pursuant to Section 3.09, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such record date and on or before such interest payment date; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 or otherwise (it being understood that nothing in this Section 10.02(D) shall affect the Company’s obligations under Section 2.12).

     (E) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.
     (F) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.
     (G) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.
10.03. TAXES ON CONVERSION.
     If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
10.04. COMPANY TO PROVIDE STOCK.
     The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities (assuming that the Cash Percentage for all conversions under this Article X will be 0%). The shares of Common Stock, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices.
     All shares of Common Stock that may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.
     The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

10.05. ADJUSTMENT OF CONVERSION RATE.
     The Conversion Rate shall be subject to adjustment from time to time as follows:
     (a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2)) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the Ex Date or effective date, as applicable, for such dividend, distribution, subdivision or combination, by the number of shares of Common Stock that a person who owns only one share of Common Stock immediately before such Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination. Any adjustment made pursuant to this Section 10.05(a) shall become effective immediately prior to the open of business on such Ex Date, in the case of a dividend or distribution, or immediately prior to the open of business on such effective date, in the case of a subdivision or combination, as the case may be. Other than in the event of a combination, in no event shall the Conversion Rate be decreased pursuant to this Section 10.05(a).
     (b) In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the current market price (as determined pursuant to Section 10.05(g)) per share of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Ex Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock; provided, however, no adjustment shall be made pursuant to this Section 10.05(b) solely by reason of a distribution of rights pursuant to a stockholders’ rights plan, provided the Company has complied with the provisions of Section 10.13 with respect to such stockholders’ rights plan and distribution. Such increase shall become effective immediately prior to the open of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(b).
     (c) Except as set forth in the immediately following paragraph, in case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock) or any existing or future Subsidiary, evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 10.05(d) or 10.05(e),), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(b)), then in each such case, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.05(g)) on such Ex Date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such Ex Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividend or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the open of business on such Ex Date; provided however, that if the denominator of such fraction shall be equal to or less than zero, then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive on the date on which the relevant dividend or distribution is made to holders of Common Stock, for each $1,000 aggregate principal amount of Securities, the number of shares of such Capital Stock, the amount of such Indebtedness or other assets, or the amount of such rights or warrants, as the case may be, that such Holder would have received in connection with such dividend or distribution had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such dividend or distribution.
     Notwithstanding anything to the contrary in this Section 10.05(c), if, in a distribution requiring an adjustment to the Conversion Rate pursuant to the immediately preceding paragraph, the property distributed by the Company to all Holders of Common Stock consists solely of Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company, which Capital Stock or interests are, or will be upon completion of such distribution, listed on a national securities exchange or quoted on an automated quotation system and closing sale prices for such Capital Stock or interests are readily available (a “Spin-Off”), then in lieu of adjusting the Conversion Rate in accordance with the immediately preceding paragraph, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the opening of business on the thirteenth (13th) Trading Day immediately following the effective date of such Spin-Off by a fraction (I) whose numerator is the sum of (A) the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day immediately following the effective date of such Spin-Off and (B) the product of (i) the average of the Closing Sale Prices per share or unit, as applicable, of such Capital Stock or interests (determined as if such shares or units were shares of Common Stock for purposes of the definition of “Closing Sale Price”) for the for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day immediately following the effective date of such Spin-Off and (ii) number of shares or units, as applicable, of such Capital Stock or interests distributed per share of Common Stock; and (II) whose denominator is the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day immediately following the effective date of such Spin-Off. The average Closing Sale Prices referred to in the immediately preceding sentence shall be subject to appropriate adjustments, in the Company’s good faith determination, to account for other distributions, stock splits and combinations, stock dividends, reclassifications and similar events occurring during the relevant period. Each adjustment to the Conversion Rate made pursuant to this paragraph shall become effective immediately prior to the open of business on the thirteenth (13th) Trading Day immediately following the effective date of such Spin-Off.
     Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05 (and no adjustment to the Conversion Rate under this Section 10.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05(c). Upon the expiration, termination or redemption of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate that would have been in effect at the time of such expiration, termination or redemption had such rights, options or warrants, to the extent outstanding immediately prior to such expiration, termination or redemption, never been issued. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(c).
     (d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.05(e)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.05(g)) on such Ex Date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the relevant dividend or distribution per share of Common Stock; provided however, that if the denominator of such fraction shall be equal to or less than zero, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive on the date on which the relevant dividend or distribution is made to holders of Common Stock, for each $1,000 aggregate principal amount of Securities, the amount of cash that such Holder would have received in connection with such dividend or distribution had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such dividend or distribution. An adjustment to the Conversion Rate pursuant to this Section 10.05(d) shall become effective immediately prior to the open of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(d).

     (e) In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Sale Price per share of Common Stock on the first Trading Day after the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on first Trading Day after the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) such Closing Sale Price per share of Common Stock and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Sale Price per share of Common Stock.
               An increase, if any, to the Conversion Rate pursuant to this Section 10.05(e) shall become effective immediately prior to the opening of business on the Business Day following the first Trading Day after the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(e).
     (f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and the continued listing requirements of the Nasdaq Global Market System, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.
     (g) For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 10.05, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.
                    The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

               Unless the context requires otherwise, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
10.06. NO ADJUSTMENT.
     Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted pursuant to this Indenture or the Securities to the extent such adjustment shall reduce the Conversion Price to an amount that is less than the par value per share of Common Stock.
     No adjustment in the Conversion Rate pursuant to Section 10.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect (i) on the date that is one year of the first such adjustment carried forward, (ii) upon the occurrence of a Fundamental Change (iii) upon redemption by the Company pursuant to Section 3.01 or (iv) on the Maturity Date. All calculations under this Article X shall be made to the nearest one-ten thousandth of a share.
     If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.05 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.
     No adjustment to the Conversion Rate need be made pursuant to Section 10.05 for a transaction if each Holder is to participate in the transaction, at the same time that holders of Common Stock participate in such transaction, without conversion as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect at the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.05 on account of such transaction) and the aggregate principal amount of Securities held by such Holder and whose denominator is one thousand (1,000).

10.07. OTHER ADJUSTMENTS.
     In the event that, as a result of an adjustment made pursuant to Section 10.05 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.
10.08. ADJUSTMENTS FOR TAX PURPOSES.
     Except as prohibited by law the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.05 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.
10.09. NOTICE OF ADJUSTMENT.
     Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.
10.10. NOTICE OF CERTAIN TRANSACTIONS.
     In the event that:
     (a) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,
     (b) the Company takes any action that would require the execution and delivery of a supplemental indenture pursuant to Section 10.11, or
     (c) there is a dissolution or liquidation of the Company,
the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (a), (b) or (c) of this Section 10.10. The Company shall mail such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to Sections 10.05(b), 10.05(c), 10.05(d) or

10.05(e), thirty (30) Business Days) before such date; provided, however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 10.10.
10.11. EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.
     If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article X) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon conversion of such Security shall continue to be payable in cash and the Daily Conversion Value and the Daily Share Amounts shall be calculated based on the value of the Reference Property instead of the Volume-Weighted Average Price per share of Common Stock; provided further, that if any portion of such Reference Property consists of common stock listed on a national securities exchange or quoted on an automated quotation system, then the “value” of such portion of such Reference Property shall be determined on the basis of the Volume-Weighted Average Price of such common stock (determined as if such common stock were Common Stock for purposes of the definition of “Volume-Weighted Average Price” and as if the issuer of such common stock were the Company for purposes of the definition of “Trading Day”).
     If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. Such Collective Election shall be determined based on the weighted average of the elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, and shall be conducted in such a manner as to be completed by the close of business on the actual effective date of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders, by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the terms of which are inconsistent with this paragraph and the immediately preceding paragraph.
     The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.05(b) or Section 10.13, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.
10.12. TRUSTEE’S DISCLAIMER.
     The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.09 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.
10.13. RIGHTS DISTRIBUTIONS PURSUANT TO STOCKHOLDERS’ RIGHTS PLANS.
     Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in the Rights Agreement (as the same may be amended, supplemented or replaced) and any future stockholders’ rights plan(s) of the Company then in effect; provided, however, that no such provision need be made if the rights have been separated from the Common Stock prior to the time of such conversion, but in such event, the provisions of Section 10.05(b) shall apply.

10.14. INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.
     (A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) Business Days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in Section 10.14(D)) and ends on, and includes, the date that is thirty (30) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated. The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.”
     (B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price with respect to such Make-Whole Fundamental Change:

Effective Date
	November	November	November	November	November	November	November	November
Applicable Price	[ ], 2006	15, 2007	15, 2008	15, 2009	15, 2010	15, 2011	15, 2012	15, 2013
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]

Effective Date
	November	November	November	November	November	November	November	November
Applicable Price	[ ], 2006	15, 2007	15, 2008	15, 2009	15, 2010	15, 2011	15, 2012	15, 2013
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]
$[ . ]
               provided, however, that:
     (i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;
     (ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $[       ] per share (subject to adjustment in the same manner as each price in the column “Applicable Price” as provided in Section 10.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $[       ] per share (subject to adjustment in the same manner as each price in the column “Applicable Price” as provided in Section 10.14(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);
     (iii) if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate; and
     (iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 10.05 through Section 10.13.

     (C) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.
     (D) At least thirty (30) Business Days before the first anticipated effective date of any proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 11.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on its website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice and announcement shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of any Make-Whole Fundamental Change, the Company shall mail, in accordance with Section 11.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on its website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.
     (E) For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article III with respect to a Make-Whole Fundamental Change.
     (F) Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.05 in respect of a Make-Whole Fundamental Change.
     (G) If the Company is required to pay or deliver, as the case may be, any Make-Whole Consideration, Securities surrendered for conversion will be settled as follows (subject in all respects to the provisions set forth in Section 10.02):
     (i) If the last Trading Day of the applicable Cash Settlement Averaging Period related to Securities surrendered for conversion is prior to the third scheduled Trading Day preceding the anticipated Effective Date of the relevant Make-Whole Fundamental Change, the Company shall settle such conversion as described in Section 10.02 by delivering the amount of consideration due (based on the Conversion Rate without regard to the Make-Whole Applicable Increase) on the third Trading Day immediately following the last day of the applicable Cash Settlement Averaging Period. In addition, as soon as practicable following the Effective Date of such Make-Whole Fundamental Change, the Company shall deliver the amount of cash and shares of Common Stock or Reference Property deliverable in lieu of shares of Common Stock, if any, as the case may be, comprising the Make-Whole Consideration as if the Conversion Rate had been increased by the Make-Whole Applicable Increase immediately prior to the relevant Cash Settlement Averaging Period (and based upon the relevant daily Volume-Weighted Average Prices during such Cash Settlement Averaging Period). If such Make-Whole Applicable Increase results in an increase to the amount of cash to be paid to converting Holders, the Company pay such Make-Whole Applicable Increase in cash, and if such Make-Whole Applicable Increase results in an increase to the number of shares of Common Stock (or Reference Property, as the case may be) to be delivered to converting Holders, the Company shall deliver such Make-Whole Applicable Increase by delivering shares of Common Stock (or Reference Property, as the case may be).
     (ii) If the last Trading Day of the applicable Cash Settlement Averaging Period related to Securities surrendered for conversion is on or following the third scheduled Trading Day preceding the anticipated Effective Date of the relevant Make-Whole Fundamental Change, the Company shall settle such conversion as described as described in Section 10.02 by delivering the amount of consideration due (based on the Conversion Rate as increased by the Make-Whole Applicable Increase) on the later to occur of (i) the Effective Date of such Make-Whole Fundamental Change and (ii) the third Trading Day immediately following the last Trading Day of the applicable Cash Settlement Averaging Period.
XI. MISCELLANEOUS

11.01. TRUST INDENTURE ACT CONTROLS.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.
11.02. NOTICES.
     Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:
     (A) by hand (in which case such notice shall be effective upon delivery);
     (B) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or
     (C) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 11.02. The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.
     Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Company.
     All notices or communications shall be in writing.
     The Company’s address is:
     ARRIS Group, Inc.
     3871 Lakefield Drive
     Suwanee, GA 30024

     Attn: Chief Financial Officer
     Facsimile: 678-473-8470
     The Trustee’s address is:
     The Bank of New York Trust Company, N.A.
     100 Ashford Center North, Suite 520
     Atlanta, Georgia 30338
     Attention: Corporate Trust Administration
     Facsimile: 770-698-5180
11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.
11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
     Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that the person making such certificate or opinion has read such covenant or condition;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
11.06. RULES BY TRUSTEE AND AGENTS.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.
11.07. LEGAL HOLIDAYS.
     A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.
     A “Business Day” is a day other than a Legal Holiday.
11.08. DUPLICATE ORIGINALS.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
11.09. GOVERNING LAW.
     The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.
11.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

11.11. SUCCESSORS.
     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
11.12. SEPARABILITY.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
11.13. TABLE OF CONTENTS, HEADINGS, ETC.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
11.14. CALCULATIONS IN RESPECT OF THE SECURITIES.
     The Company and its agents (including, without limitation, the Bid Solicitation Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.
11.15. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.
     None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.
11.16. FORCE MAJEURE.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware)

services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ARRIS GROUP, INC.
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

2

EXHIBIT A
[Face of Security]
ARRIS GROUP, INC.
Certificate No.
[    ]% Convertible Senior Note due 2026
CUSIP No.
     ARRIS Group, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                          dollars ($                    ) on November 15, 2026 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.
     Interest Payment Dates: May 15 and November 15, with the first payment to be made on May 15, 2007.
     Record Dates: May 1 and November 1.
     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.
     IN WITNESS WHEREOF, ARRIS Group, Inc. has caused this instrument to be duly signed.

ARRIS GROUP, INC.

By:
Name:
Title:
Dated: November [ ], 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory
Dated: November [ ], 2006

2

[REVERSE OF SECURITY]
ARRIS GROUP, INC.
[ ]% Convertible Senior Note due 2026
     1. Interest. ARRIS Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on May 15 and November 15 of each year, with the first payment to be made on May 15, 2007. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, November [ ], 2006, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Maturity. The Securities will mature on November 15, 2026.
     3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided on the Maturity Date or upon Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is held, other than global form, by a Holder of more than two million dollars ($2,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is held, other than global form, by a Holder of two million dollars ($2,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.
     4. Paying Agent, Registrar, Conversion Agent. Initially, The Bank of New York Trust Company, N.A. (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.
     5. Indenture. The Company issued the Securities under an Indenture dated as of November [ ], 2006 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and

3

in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $225,000,000 aggregate principal amount ($258,750,000 if the Underwriters have elected to exercise in full the Option to purchase up to an additional $33,750,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
     6. Optional Redemption.
          Prior to November 15, 2013, the Company may not redeem the Securities. At any time on or after November 15, 2013, the Securities may be redeemed at the option of the Company, in whole or in part, as set forth in the Indenture.
     7A. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions set forth in the Indenture, each Holder shall have the option to require the Company to repurchase its Securities upon the occurrence of a Fundamental Change.
     7B. Repurchase on Specified Dates. Subject to the terms and conditions set forth in the Indenture, each Holder shall have the option to require the Company to repurchase its Securities on each of November 15, 2013, November 15, 2016 and November 15, 2021.
     8. Conversion.
          Subject to the terms and conditions set forth in the Indenture, the Securities shall be convertible into cash, and, if applicable, cash, shares of Common Stock or a combination thereof at the Company’s election. In addition, subject to the terms and conditions set forth in the Indenture, upon the occurrence of a Make-Whole Fundamental Change, we may increase the Conversion Rate for Securities converted during the related Make-Whole Conversion Period.
     9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges.
     10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.
     11. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of

4

related transactions, except in compliance with the provisions set forth in Article V of the Indenture.
     12. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder as set forth in Section 9.01 of the Indenture.
     13. Defaults and Remedies.
          Subject to certain exceptions set forth in the Indenture, if an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     15. No Recourse Against Others. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under the Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.
     16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety),

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JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
     THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
ARRIS Group, Inc.
3871 Lakefield Drive
Suwanee, GA 30024
Attn: General Counsel

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[FORM OF ASSIGNMENT]
I or we assign to
  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

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CONVERSION NOTICE
To convert this Security in accordance with the Indenture, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$
If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

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PURCHASE NOTICE
Certificate No. of Security:
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐
     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the principal amount to be so purchased by the Company:
$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

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SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY 1
     The initial principal amount of this Global Security is $[           ]. The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

	Amount of decrease	Amount of Increase	Principal amount of	Signature or
	in Principal amount	in Principal amount	this Global Security	authorized signatory
	of this Global	of this Global	following such	of Trustee or Note
Date of Exchange	Security	Security	decrease or increase	Custodian

[1]	This is included in Global Securities only.

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EXHIBIT B
FORM OF LEGEND FOR GLOBAL SECURITY
     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

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